                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-3 of Res-Care, Inc. of our report dated February 28, 1997, with respect to the supplemental consolidated balance sheets of Res-Care, Inc. and subsidiaries as of December 31, 1995 and 1996 and the related supplemental consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, which report appears in the Registration Statement on Form S-3 filed April 15, 1997.



                                       /s/   KPMG PEAT MARWICK LLP



January 9, 1998

                                                                    EXHIBIT 23.1
                                                                          Page 2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-3 of Res-Care, Inc. of our report dated February 26, 1997, with respect to the consolidated balance sheets of Res-Care, Inc. and subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, which report appears in the Form 10-K for the year ended December 31, 1996.



                                    /s/   KPMG PEAT MARWICK LLP



January 9, 1998